Exhibit 99.1

Health Net, Inc. 21650 Oxnard Street Woodland Hills, CA 91367 818.676.6000 800.291.6911 www.healthnet.com

Investor Contact	Media Contact

Angie McCabe	Margita Thompson
818.676.8692	818.676.7912
angie.mccabe@healthnet.com	margita.thompson@healthnet.com

HEALTH NET REPORTS THIRD QUARTER 2010

GAAP NET INCOME OF $62.7 MILLION, OR $0.64 PER DILUTED SHARE

WESTERN REGION OPERATIONS AND GOVERNMENT CONTRACTS SEGMENTS

PRODUCE COMBINED EARNINGS OF $0.74 PER DILUTED SHARE

COMMERCIAL RISK ENROLLMENT GROWS SEQUENTIALLY

LOS ANGELES, November 4, 2010 – Health Net, Inc. (NYSE: HNT) today announced 2010 third quarter GAAP net income of $62.7 million, or $0.64 per diluted share, compared with a GAAP net loss of $66.0 million, or $0.64 per diluted share, for the third quarter of 2009.

The third quarter 2010 GAAP results include $8.6 million in expenses primarily related to severance costs.

The company’s Western Region Operations and Government Contracts segments produced combined net earnings of $0.74 per diluted share in the third quarter of 2010 and $0.75 per diluted share in the third quarter of 2009.

“We are pleased that the third quarter of 2010 produced further evidence of our solid and consistent financial performance,” said Jay Gellert, president and chief executive officer of Health Net, Inc. “Our commercial risk enrollment grew by 3,000 members sequentially, reversing recent trends and demonstrating that our focus on efficient-network products is working.”

The company announced that it is raising its full year 2010 guidance for earnings per diluted share to $2.07 to $2.17 on a GAAP basis, and $2.55 to $2.58 for the combined Western Region Operations and Government Contracts segments.

“Based on our current outlook, we believe that operating income for the full year 2011 will be greater than in 2010,” said Gellert. “In addition, we currently anticipate continued share repurchase activity in 2011.”

CONSOLIDATED RESULTS

Health Net’s total revenues decreased 14.5 percent in the third quarter of 2010 to $3.4 billion from $4.0 billion in the third quarter of 2009. Health plan services premium revenues decreased by approximately 22.0 percent to $2.5 billion in the third quarter of 2010 compared with $3.2 billion in the third quarter of 2009. Health plan services expenses decreased to $2.1 billion in the third quarter of 2010 from $2.7 billion in the third quarter of 2009.

Investment income decreased to $19.5 million in the third quarter of 2010 compared with $27.7 million in the third quarter of 2009.

The decreases on these year-over-year comparisons are primarily the result of the company’s sale of its Northeast businesses in December 2009.

WESTERN REGION OPERATIONS SEGMENT

Health Plan Membership

Total enrollment in the Western Region Operations segment at September 30, 2010 was approximately 2.5 million members, a decrease of approximately 1.7 percent compared with enrollment at September 30, 2009. Total enrollment in the company’s California health plan decreased approximately 0.5 percent from September 30, 2009 to September 30, 2010.

Western Region commercial risk enrollment grew by 3,000 members from June 30, 2010 to September 30, 2010.

“In light of the current economic environment, we find this growth in our Western Region commercial risk products very encouraging,” said James Woys, Health Net’s chief operating officer. “Also, our strategy of emphasizing efficient-network products continues to produce share gains in our key markets. These products grew by 11.2 percent, or 30,000 new members, from September 30, 2009 to September 30, 2010.”

As of September 30, 2010, efficient-network products accounted for 22 percent of the company’s Western Region commercial enrollment compared with 19 percent at September 30, 2009.

Commercial enrollment in the Western Region declined by 6.4 percent from September 30, 2009 to approximately 1.4 million members on September 30, 2010. The decline in commercial enrollment is consistent with the overall weak economy in the company’s western markets.

Medicaid enrollment in California at September 30, 2010 was 896,000 members, an increase of 55,000 members, or 6.5 percent, from September 30, 2009.

Enrollment in the company’s Medicare Advantage plans in the Western Region at September 30, 2010 was 221,000 members, a decrease of 1.8 percent compared with September 30, 2009.

Membership in the company’s Medicare Part D plans was 432,000 at the end of the third quarter of 2010, a 7.3 percent decrease compared with the end of the third quarter of 2009. The company’s Medicare Part D plans are currently offered in 49 states and the District of Columbia and were offered in all 50 states and the District of Columbia in the third quarter of 2009.

Revenues

Total revenues for the Western Region in the third quarter of 2010 were flat at approximately $2.5 billion compared with the third quarter of 2009.

Investment income for the Western Region was $19.2 million in the third quarter of 2010 compared with $21.2 million in the third quarter of 2009 and $16.3 million in the second quarter of 2010.

Health Plan Services Expenses

Health plan services expenses in the Western Region were flat at approximately $2.1 billion in the third quarter of 2010 compared with the third quarter of 2009.

Commercial Premium Yield and Health Care Cost Trends

In the Western Region, commercial premiums per member per month (PMPM) increased by 7.2 percent to approximately $343 in the third quarter of 2010 compared with $320 in the third quarter of 2009.

Commercial health care costs PMPM in the Western Region increased by 5.2 percent to approximately $296 in the third quarter of 2010 compared with approximately $281 in the third quarter of 2009.

“The positive spread between commercial premium yields PMPM and health care costs PMPM and the resulting year-over-year increase in the commercial gross margin PMPM in the Western Region is further affirmation of both our product strategy and pricing discipline,” said Woys.

Medical Care Ratios (MCR)

The health plan services MCR in the Western Region was 86.3 percent in the third quarter of 2010 compared with 86.9 percent in the third quarter of 2009.

The Western Region commercial MCR was 86.3 percent in the third quarter of 2010 compared with 87.9 percent in the third quarter of 2009 and was flat sequentially.

“The year-over-year improvement in our commercial MCR is the result of continued pricing discipline and more moderate health care cost increases,” Woys added.

The Medicare Advantage MCR in the Western Region was 89.4 percent in the third quarter of 2010 compared with 88.4 percent in the third quarter of 2009 and was in-line with company expectations.

The Medicare Part D MCR was 64.6 percent in the third quarter of 2010 compared with 65.9 percent in the third quarter of 2009. The 130 basis point improvement is consistent with the company’s 2010 bid strategy.

General & Administrative (G&A) and Selling Expenses

G&A expense in the Western Region was $214.3 million in the third quarter of 2010 compared with $201.8 million in the third quarter of 2009. The G&A expense ratio increased 60 basis points from 8.1 percent in the third quarter of 2009 and 20 basis points sequentially from 8.5 percent in the second quarter of 2010 to 8.7 percent in the third quarter of 2010.

“The year-over-year increase in the G&A ratio in the Western Region segment was consistent with our expectations,” said Woys. “We continue to expect that the G&A ratio for the full year 2010 will be 8.8 percent to 9.0 percent.”

Selling expense in the Western Region was $58.3 million in the third quarter of 2010 compared with $58.0 million in the third quarter of 2009.

GOVERNMENT CONTRACTS SEGMENT

The company’s Government Contracts revenues increased 13.5 percent in the third quarter of 2010 to $860.7 million from $758.5 million in the third quarter of 2009.

The Government Contracts cost ratio increased slightly from 94.4 percent in the third quarter of 2009 to 94.5 percent in the third quarter of 2010.

BALANCE SHEET

Health Net’s Condensed Consolidated Balance Sheets, attached as an exhibit to this press release, included the Northeast businesses in the third quarter of 2009. The company sold its Northeast businesses in December 2009, and as a result, the balance sheets exclude those businesses in the fourth quarter of 2009 and the first, second and third quarters of 2010.

Cash and investments as of September 30, 2010 were $1.9 billion compared with $1.8 billion as of September 30, 2009.

Reserves for claims and other settlements as of September 30, 2010 were $904.4 million compared with $951.8 million as of September 30, 2009 and $934.9 million as of June 30, 2010. The year-over-year decline is primarily due to a reduction in claims inventory. The sequential decline is primarily due to a $22.0 million payment to providers related to Medicare risk adjusters and a $15.0 million decline in claims inventory.

Days claims payable (DCP) for the third quarter of 2010 was 39.0 days compared with 40.2 days in the third quarter of 2009 and 39.3 days in the second quarter of 2010.

On an adjusted1 basis, DCP in the third quarter of 2010 was 53.6 days compared with 53.7 days in the third quarter of 2009 and 53.6 days in the second quarter of 2010.

The company’s debt-to-total capital ratio was 22.7 percent as of September 30, 2010 compared with 26.2 percent as of December 31, 2009 and 23.4 percent as of June 30, 2010.

Interest expense was $8.2 million in the third quarter of 2010 compared with $10.3 million in the third quarter of 2009. The decline was due to the decrease in the company’s total outstanding debt.

CASH FLOW

Operating cash flow was negative $54.3 million in the third quarter of 2010 due to delays in the receipt of approximately $164 million in Medicaid payments. The company received these payments in October 2010.

“If we had received the Medicaid payments during the third quarter of 2010, operating cash flow would have been approximately $109.7 million, or 1.5 times net income plus depreciation and amortization,” said Joseph Capezza, Health Net’s chief financial officer.

NORTHEAST OPERATIONS SEGMENT

Health Net continues to serve the members of the sold Northeast companies under administrative services agreements (ASAs) that the company entered into with UnitedHealthcare and its affiliates on the closing date of the transaction. Health Net will serve these members until they are either transitioned to other UnitedHealthcare products or not renewed. The company expects the ASAs to remain in effect through 2011.

The revenues and expenses associated with the company’s Northeast Operations in the third quarter of 2010 were $50.1 million and $57.8 million, respectively, and they are shown separately in the accompanying Segment Information table.

[1]	See “Disclosures Regarding Non-GAAP Financial Information” attached to this press release for a reconciliation of this information to the comparable GAAP financial measure.

SHARE REPURCHASE UPDATE

In the third quarter of 2010, Health Net repurchased 722,900 shares for approximately $19.4 million at an average price of $26.82 per share. At September 30, 2010, approximately $208.7 million of authorization under the company’s existing $300 million share repurchase program remained.

“We are pleased that our strong cash position at the parent has supported our ongoing share repurchase efforts,” said Capezza.

2010 GUIDANCE

Health Net is increasing its 2010 annual guidance for GAAP earnings per diluted share to a range of $2.07 to $2.17, or $2.55 to $2.58 per diluted share for the combined Western Region Operations and Government Contracts segments.

Metric	2010 Guidance
Year-end Membership(a)	Commercial: -3% to -4% (previously -1% to -2%) Medicaid: +5% to +6% Medicare Advantage: Flat (previously -2% to -3%) Total Western Region medical membership: Flat PDP: -6% to -7%

Consolidated Revenues(b)	$13.0 to $13.5 billion

Commercial Yields(a)	~8.0% to 8.3% (previously ~8.3% to 8.8%)

Commercial Health Care Cost Trends(a)	~80 to 100 basis points < premium yields (previously: ~60 to 80 basis points < premium yields)

Selling Cost Ratio Government Contracts Ratio G&A Expense Ratio	~2.4% ~94.5% to 95.0% ~8.8% to 9.0%

Tax Rate(b)	~39.0%

Weighted-average Fully Diluted Shares Outstanding	98 million to 100 million (previously 99 million to 100 million)

GAAP EPS Combined Western Region Operations and Government Contracts EPS	$2.07 to $2.17 $2.55 to $2.58 (previously $2.50 to $2.55)

(a)	For the company’s Western Region Operations
(b)	For the combined Western Region and Government Contracts segments

CONFERENCE CALL

As previously announced, Health Net will discuss the company’s third quarter 2010 results during a conference call on Thursday, November 4, 2010, beginning at approximately 11:00 a.m. Eastern time. The conference call should be accessed at least 15 minutes prior to its start with the following numbers:

866.393.1637 (Domestic) 706.643.5711 (International)	800.642.1687 (Replay – Domestic) 706.645.9291 (Replay – International)

The access code for the live conference call and replay is 10742408. A replay of the conference call will be available through November 9, 2010. A live webcast and replay of the conference call also will be available at www.healthnet.com under “Investor Relations.” The conference call webcast is open to all interested parties. Anyone listening to the company’s conference call will be presumed to have read Health Net’s Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010, and other reports filed by the company from time to time with the Securities and Exchange Commission.

ABOUT HEALTH NET

Health Net, Inc. is among the nation’s largest publicly traded managed health care companies. Its mission is to help people be healthy, secure and comfortable. The company’s health plans and government contracts subsidiaries provide health benefits to approximately 6.0 million individuals across the country through group, individual, Medicare, Medicaid and TRICARE and Veterans Affairs programs. Health Net’s behavioral health subsidiary, MHN, provides mental health benefits to approximately 5.4 million individuals in all 50 states. The company’s subsidiaries also offer managed health care products related to prescription drugs, and offer managed health care product coordination for multi-region employers and administrative services for medical groups and self-funded benefits programs.

For more information on Health Net, Inc., please visit the company’s website at www.healthnet.com.

CAUTIONARY STATEMENTS

All statements in this press release, other than statements of historical information provided herein, may be deemed to be forward-looking statements and as such are subject to a number of risks and uncertainties. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, statements including the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, health care reform, including the ultimate impact of the Patient Protection and Affordable Care Act, which could materially adversely affect the company’s financial condition, results of operations and cash flows through, among other things, reduced revenues, new taxes, expanded liability, and increased costs (including medical, administrative, technology or other costs), or require changes to the ways in which the company does business; rising health care costs; continued slow economic growth or a further decline in the economy; negative prior period claims reserve developments; trends in medical care ratios; membership declines; unexpected utilization patterns or unexpectedly severe or widespread illnesses; rate cuts affecting the company’s Medicare or Medicaid businesses; costs, fees and expenses related to the post-closing administrative services provided under the administrative services agreements entered into in connection with the sale of the company’s Northeast business; potential termination of the administrative services agreements by the service recipients should Health Net breach such agreements or fail to perform all or a material part of the services required thereunder; any liabilities of the Northeast business that were incurred prior to the closing of its sale as well as those liabilities incurred through the winding-up and running-out period of the Northeast business; litigation costs; regulatory issues with agencies such as the California Department of Managed Health Care, the Centers for Medicare and Medicaid Services and state departments of insurance; operational issues; investment portfolio impairment charges; volatility in the financial markets; and general business and market conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and the risks discussed in the company’s other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. The company undertakes no obligation to publicly revise any of its forward-looking statements to reflect events or circumstances that arise after the date of this release.

The financial information presented in this press release is unaudited and is subject to change as a result of subsequent events or adjustments, if any, arising prior to the filing of the company’s Form 10-Q for the period ended September 30, 2010.

Eight pages of tables follow.

# # #

Health Net, Inc.

Enrollment Data - By State

(In thousands)

				Change from
				June 30, 2010		September 30, 2009
	Sept 30, 2010	June 30, 2010	Sept 30, 2009	Increase/ (Decrease)	% Change	Increase/ (Decrease)	% Change
California
Large Group	844	836	888	8	1.0%	(44)	(5.0)%
Small Group and Individual	351	355	365	(4)	(1.1)%	(14)	(3.8)%

Commercial Risk	1,195	1,191	1,253	4	0.3%	(58)	(4.6)%
ASO	0	5	5	(5)	(100.0)%	(5)	(100.0)%

Total Commercial	1,195	1,196	1,258	(1)	(0.1)%	(63)	(5.0)%
Medicare Advantage	133	132	136	1	0.8%	(3)	(2.2)%
Medi-Cal	896	877	841	19	2.2%	55	6.5%

Total California	2,224	2,205	2,235	19	0.9%	(11)	(0.5)%

Arizona
Large Group	53	53	59	0	0.0%	(6)	(10.2)%
Small Group and Individual	39	39	38	0	0.0%	1	2.6%

Commercial Risk	92	92	97	0	0.0%	(5)	(5.2)%
Medicare Advantage	49	49	65	0	0.0%	(16)	(24.6)%

Total Arizona	141	141	162	0	0.0%	(21)	(13.0)%

Oregon
Large Group	52	52	78	0	0.0%	(26)	(33.3)%
Small Group and Individual	46	47	47	(1)	(2.1)%	(1)	(2.1)%

Commercial Risk	98	99	125	(1)	(1.0)%	(27)	(21.6)%
Medicare Advantage	39	38	24	1	2.6%	15	62.5%

Total Oregon	137	137	149	0	0.0%	(12)	(8.1)%

Total Health Plan Enrollment
Large Group	949	941	1,025	8	0.9%	(76)	(7.4)%
Small Group and Individual	436	441	450	(5)	(1.1)%	(14)	(3.1)%

Commercial Risk	1,385	1,382	1,475	3	0.2%	(90)	(6.1)%
ASO	0	5	5	(5)	(100.0)%	(5)	(100.0)%

Total Commercial	1,385	1,387	1,480	(2)	(0.1)%	(95)	(6.4)%
Medicare Advantage	221	219	225	2	0.9%	(4)	(1.8)%
Medi-Cal/Medicaid	896	877	841	19	2.2%	55	6.5%

Total Western Region	2,502	2,483	2,546	19	0.8%	(44)	(1.7)%
Medicare PDP (stand-alone)	432	434	466	(2)	(0.5)%	(34)	(7.3)%
All Other States	10	19	586	(9)	(47.4)%	(576)	(98.3)%

	2,944	2,936	3,598	8	0.3%	(654)	(18.2)%

TRICARE - North Contract Eligibles	3,077	3,077	3,040	0	0.0%	37	1.2%

Health Net, Inc.

Enrollment Data - Line of Business

(In thousands)

				Change from
				June 30, 2010		September 30, 2009
	Sept 30, 2010	June 30, 2010	Sept 30, 2009	Increase/ (Decrease)	% Change	Increase/ (Decrease)	% Change
Large Group
California	844	836	888	8	1.0%	(44)	(5.0)%
Arizona	53	53	59	0	0.0%	(6)	(10.2)%
Oregon	52	52	78	0	0.0%	(26)	(33.3)%

	949	941	1,025	8	0.9%	(76)	(7.4)%

Small Group and Individual
California	351	355	365	(4)	(1.1)%	(14)	(3.8)%
Arizona	39	39	38	0	0.0%	1	2.6%
Oregon	46	47	47	(1)	(2.1)%	(1)	(2.1)%

	436	441	450	(5)	(1.1)%	(14)	(3.1)%

Commercial Risk
California	1,195	1,191	1,253	4	0.3%	(58)	(4.6)%
Arizona	92	92	97	0	0.0%	(5)	(5.2)%
Oregon	98	99	125	(1)	(1.0)%	(27)	(21.6)%

	1,385	1,382	1,475	3	0.2%	(90)	(6.1)%

ASO	0	5	5	(5)	(100.0)%	(5)	(100.0)%

Total Commercial
California	1,195	1,196	1,258	(1)	(0.1)%	(63)	(5.0)%
Arizona	92	92	97	0	0.0%	(5)	(5.2)%
Oregon	98	99	125	(1)	(1.0)%	(27)	(21.6)%

	1,385	1,387	1,480	(2)	(0.1)%	(95)	(6.4)%
Medicare Advantage
California	133	132	136	1	0.8%	(3)	(2.2)%
Arizona	49	49	65	0	0.0%	(16)	(24.6)%
Oregon	39	38	24	1	2.6%	15	62.5%

	221	219	225	2	0.9%	(4)	(1.8)%
Medi-Cal/Medicaid
California	896	877	841	19	2.2%	55	6.5%

Total Health Plan Enrollment
Large Group	949	941	1,025	8	0.9%	(76)	(7.4)%
Small Group and Individual	436	441	450	(5)	(1.1)%	(14)	(3.1)%

Commercial Risk	1,385	1,382	1,475	3	0.2%	(90)	(6.1)%
ASO	0	5	5	(5)	(100.0)%	(5)	(100.0)%

Total Commercial	1,385	1,387	1,480	(2)	(0.1)%	(95)	(6.4)%
Medicare Advantage	221	219	225	2	0.9%	(4)	(1.8)%
Medi-Cal/Medicaid	896	877	841	19	2.2%	55	6.5%

Total Western Region	2,502	2,483	2,546	19	0.8%	(44)	(1.7)%
Medicare PDP (stand-alone)	432	434	466	(2)	(0.5)%	(34)	(7.3)%
All Other States	10	19	586	(9)	(47.4)%	(576)	(98.3)%

	2,944	2,936	3,598	8	0.3%	(654)	(18.2)%

TRICARE - North Contract Eligibles	3,077	3,077	3,040	0	0.0%	37	1.2%

Health Net, Inc.

Consolidated Statements of Operations

($ in thousands, except per share data)

	Quarter Ended September 30, 2010	Quarter Ended June 30, 2010	Quarter Ended September 30, 2009
REVENUES:
Health plan services premiums	$2,470,939	$2,507,318	$3,166,877
Government contracts	860,697	851,939	758,507
Net investment income	19,466	16,567	27,691
Administrative services fees and other income	5,487	1,837	15,578
Northeast administrative services fees and other	36,863	59,301	—

	3,393,452	3,436,962	3,968,653

EXPENSES:
Health plan services	2,134,701	2,163,191	2,734,984
Government contracts	814,385	811,386	716,323
General and administrative	225,929	237,378	319,451
Selling	59,021	56,574	83,275
Depreciation and amortization	8,659	8,466	12,689
Interest	8,150	8,761	10,264
Northeast administrative services expenses	61,878	71,951	—
Adjustment to loss on sale of Northeast subsidiaries	(21,457)	(8,171)	—
Asset impairments	—	6,000	170,570
Early debt extinguishment	—	3,532	—

	3,291,266	3,359,068	4,047,556

Income (loss) from operations before income taxes	102,186	77,894	(78,903)
Income tax provision (benefit)	39,503	32,828	(12,881)

Net income (loss)	$62,683	$45,066	$(66,022)

Basic earnings (loss) per share	$0.64	$0.46	$(0.64)

Diluted earnings (loss) per share	$0.64	$0.45	$(0.64)

Weighted average shares outstanding:
Basic	97,349	98,896	103,873
Diluted	98,304	99,687	103,873

Health Net, Inc.

Condensed Consolidated Balance Sheets

($ in thousands)

	September 30, 2010	June 30, 2010	March 31, 2010
ASSETS
Current Assets
Cash and cash equivalents	$446,301	$425,663	$537,414
Investments - available for sale	1,420,124	1,487,497	1,477,843
Premiums receivable, net	407,467	351,953	295,514
Amounts receivable under government contracts	213,000	277,465	298,827
Incurred but not reported (IBNR) health care costs receivable under TRICARE North contract	348,249	280,151	255,925
Other receivables	107,156	101,602	80,260
Deferred taxes	63,573	39,217	51,389
Other assets	207,545	188,578	205,036

Total current assets	3,213,415	3,152,126	3,202,208
Property and equipment, net	125,039	119,356	124,235
Goodwill, net	605,886	605,886	611,886
Other intangible assets, net	25,164	26,111	27,059
Deferred taxes	56,987	83,403	83,885
Investments - available for sale- noncurrent	—	2,985	531
Other noncurrent assets	165,922	161,098	164,379

Total Assets	$4,192,413	$4,150,965	$4,214,183

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Reserves for claims and other settlements	$904,377	$934,879	$995,594
Health care and other costs payable under government contracts	58,628	91,930	95,194
IBNR health care costs payable under TRICARE North contract	348,249	280,151	255,925
Unearned premiums	153,539	145,590	152,219
Borrowings under amortizing financing facility	—	—	105,579
Accounts payable and other liabilities	379,414	410,961	412,575

Total current liabilities	1,844,207	1,863,511	2,017,086
Senior notes payable	398,634	398,583	398,532
Borrowings under revolving credit facility	100,000	100,000	—
Other noncurrent liabilities	156,098	155,131	159,036

Total Liabilities	2,498,939	2,517,225	2,574,654

Stockholders’ Equity
Common stock	145	145	145
Additional paid-in capital	1,214,253	1,209,130	1,201,904
Treasury common stock, at cost	(1,567,603)	(1,548,166)	(1,476,327)
Retained earnings	2,018,935	1,956,252	1,911,186
Accumulated other comprehensive income	27,744	16,379	2,621

Total Stockholders’ Equity	1,693,474	1,633,740	1,639,529

Total Liabilities and Stockholders’ Equity	$4,192,413	$4,150,965	$4,214,183

Debt-to-Total Capital Ratio	22.7%	23.4%	23.5%

Health Net, Inc.

Condensed Consolidated Statements of Cash Flows

($ in thousands)

	Quarter Ended September 30, 2010	Quarter Ended June 30, 2010	Quarter Ended September 30, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$62,683	$45,066	$(66,022)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Amortization and depreciation	8,659	8,466	12,689
Share-based compensation	4,856	8,566	(5,025)
Deferred income taxes	(4,875)	4,016	(45,976)
Net realized (gain) on sale on investments	(7,742)	(4,028)	(12,312)
Loss on sale of Northeast subsidiaries	—	—	170,570
Asset impairments	—	6,000
Other changes	(6,554)	(15,826)	6,950
Changes in assets and liabilities, net of the effects of dispositions:
Premiums receivable and unearned premiums	(47,565)	(63,068)	48,341
Other current assets, receivables and noncurrent assets	(34,674)	(7,167)	(30,470)
Amounts receivable/payable under government contracts	31,163	18,098	39,123
Reserves for claims and other settlements	(30,502)	(60,715)	(48,570)
Accounts payable and other liabilities	(29,740)	44,289	85,055

Net cash (used in) provided by operating activities	(54,291)	(16,303)	154,353

CASH FLOWS FROM INVESTING ACTIVITIES:
Sales of investments	248,354	215,870	465,732
Maturities of investments	47,243	72,327	37,355
Purchases of investments	(203,530)	(278,523)	(520,733)
Proceeds from sale of property and equipment	—	19	12
Purchases of property and equipment	(15,989)	(5,460)	(8,018)
Net cash received (paid) for business divestitures	4,541	(8,415)	—
Sales and purchases of restricted investments and other	2,567	4,594	6,558

Net cash provided by (used in) investing activities	83,186	412	(19,094)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options and employee stock purchases	568	196	485
Repurchases of common stock	(8,825)	(79,285)	(29)
Borrowings under financing arrangements	—	100,000	—
Repayment of borrowings under financing arrangements	—	(116,771)	—

Net cash (used in) provided by financing activities	(8,257)	(95,860)	456

Net increase (decrease) in cash and cash equivalents	20,638	(111,751)	135,715
Net change in cash and cash equivalents classified as assets held for sale	—	—	(238,260)
Cash and cash equivalents, beginning of period	425,663	537,414	565,856

Cash and cash equivalents, end of period	$446,301	$425,663	$463,311

Health Net, Inc.

SEGMENT INFORMATION

($ in thousands, except per share and PMPM data)

The following table presents Health Net’s operating segment information.

	Quarter Ended September 30, 2010					Quarter Ended June 30, 2010					Quarter Ended September 30, 2009
	Western Region Opera- tions[1]	Govern- ment Contracts[2]	Northeast Opera- tions[3]	Cor- porate/ Other[4,5]	Consoli- dated	Western Region Opera- tions[1]	Govern- ment Contracts[2]	Northeast Opera- tions[3]	Cor- porate/ Other[4,5]	Consoli- dated	Western Region Opera- tions[1]	Govern- ment Contracts[2]	Northeast Opera- tions[3]	Cor- porate/ Other[4,5]	Consoli- dated
Health plan services premiums	$2,457,977		$12,962		$2,470,939	$2,484,282		$23,036		$2,507,318	$2,467,023		$699,854		$3,166,877
Government contracts		860,697			860,697		851,939			851,939		758,507			758,507
Net investment income	19,240		226		19,466	16,324		$243		16,567	21,182		6,509		27,691
Administrative services fees and other income	5,487		0		5,487	7,275		22	(5,460)	1,837	13,662		1,916		15,578
Northeast administrative services fees and other	—		36,863		36,863	—		59,301		59,301					—

Total revenues	2,482,704	860,697	50,051	—	3,393,452	2,507,881	851,939	82,602	(5,460)	3,436,962	2,501,867	758,507	708,279	—	3,968,653
Health plan services	2,122,005		12,696		2,134,701	2,164,164		20,660	(21,633)	2,163,191	2,143,481		592,067	(564)	2,734,984
Government contracts		813,524		861	814,385		810,466		920	811,386		716,323			716,323
G&A excluding insurance, taxes and fees	196,014		3,466	7,771	207,251	194,704		687	23,992	219,383	175,342		97,516	19,495	292,353
Insurance, taxes and fees	18,272		406	—	18,678	17,995		—	—	17,995	26,457		641	—	27,098

G&A including insurance, taxes and fees	214,286		3,872	7,771	225,929	212,699		687	23,992	237,378	201,799		98,157	19,495	319,451
Selling	58,267		754		59,021	55,750		824		56,574	57,966		25,309		83,275
Depreciation and amortization	8,585		74		8,659	8,448		18		8,466	9,692		2,997		12,689
Interest	8,150				8,150	8,761				8,761	10,069		195		10,264
Early debt extinguishment					0				3,532	3,532
Asset impairments			0		—			6,000		6,000				170,570	170,570
Northeast administrative services expenses			61,878		61,878			71,951		71,951					—
Adjustment to loss on sale of Northeast health plans			(21,457)		(21,457)			(8,171)		(8,171)					—

Total expenses	2,411,293	813,524	57,817	8,632	3,291,266	2,449,822	810,466	91,969	6,811	3,359,068	2,423,007	716,323	718,725	189,501	4,047,556

Income (loss) from operations before income taxes	71,411	47,173	(7,766)	(8,632)	102,186	58,059	41,473	(9,367)	(12,271)	77,894	78,860	42,184	(10,446)	(189,501)	(78,903)
Income tax provision (benefit)	26,974	19,332	(3,090)	(3,713)	39,503	21,967	17,042	(1,343)	(4,838)	32,828	25,073	17,351	(1,414)	(53,891)	(12,881)

Net income (loss)	$44,437	$27,841	$(4,676)	$(4,919)	$62,683	$36,092	$24,431	$(8,024)	$(7,433)	$45,066	$53,787	$24,833	$(9,032)	$(135,610)	$(66,022)

Basic earnings (loss) per share	$0.46	$0.29	$(0.05)	$(0.05)	$0.64	$0.36	$0.25	$(0.08)	$(0.08)	$0.46	$0.52	$0.24	$(0.09)	$(1.31)	$(0.64)

Diluted earnings (loss) per share	$0.45	$0.29	$(0.05)	$(0.05)	$0.64	$0.36	$0.25	$(0.08)	$(0.08)	$0.45	$0.52	$0.24	$(0.09)	$(1.31)	$(0.64)
Basic weighted average shares outstanding	97,349	97,349	97,349	97,349	97,349	98,896	98,896	98,896	98,896	98,896	103,873	103,873	103,873	103,873	103,873
Diluted weighted average shares outstanding	98,304	98,304	97,349	97,349	98,304	99,687	99,687	98,896	98,896	99,687	104,432	104,432	103,873	103,873	103,873
Pretax margin	2.9%	5.5%				2.3%	4.9%				3.2%	5.6%

Commercial premium yield	7.2%					9.3%					9.6%
Commercial premium PMPM	$342.63					$340.38					$319.71
Commercial health care cost trend	5.2%					9.1%					8.3%
Commercial health care cost PMPM	$295.73					$293.81					$280.99
Commercial MCR	86.3%					86.3%					87.9%
Medicare Advantage MCR	89.4%					88.5%					88.4%
Medicare Part D MCR	64.6%					85.9%					65.9%
Medicaid MCR	87.9%					88.5%					86.7%
Health plan services MCR	86.3%					87.1%					86.9%
Government contracts cost ratio		94.5%					95.1%					94.4%
G&A expense ratio	8.7%					8.5%					8.1%
Selling costs ratio	2.4%					2.2%					2.3%
Effective tax rate	37.8%	41.0%				37.8%	41.1%				31.8%	41.1%

1	Includes the operations of the company’s commercial, Medicare (including Part D) and Medicaid health plans in California, Arizona and Oregon.
2	Includes the operations of government-sponsored managed care plans through the TRICARE program and other health care-related Department of Defense and Veterans Affairs government contracts.
3	Includes the operations of the company’s Northeast health plans that were sold on December 11, 2009 and the operations of the company’s health and life insurance companies in Connecticut, New Jersey and New York. Subsequent to the sale, it also includes the operations of the administrative services provided to the buyer.
4	Includes a litigation reserve true-up related to a previously accrued for class action lawsuit.
5	Includes costs related to the company’s operations strategy and corporate overhead cost reduction efforts resulting from the sale of the Northeast health plans.

Health Net, Inc.

Disclosures Regarding Non-GAAP Financial Information

($ in millions)

Management believes that adjusted days claims payable (adjusted for divested businesses, capitation, provider and other claim settlements and Medicare Part D), a non-GAAP financial measure, provides useful information to investors because the adjusted days claims payable calculation excludes amounts related to divested businesses and health care costs for which no or minimal reserves are maintained. Therefore, management believes that adjusted days claims payable may present a more accurate reflection of days claims payable calculated from claims-based reserves than does GAAP days claims payable, which includes such costs. This non-GAAP financial information should be considered in addition to, not as a substitute for, financial information prepared in accordance with GAAP. The following table provides a reconciliation of the differences between adjusted days claims payable and days claims payable, the most directly comparable GAAP financial measure. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating the adjusted amounts, you should be aware that we have incurred expenses that are the same as or similar to some of the adjustments in the current presentation and we may incur them again in the future.

Our presentation of the adjusted amounts should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

	Q3 2010	Q2 2010	Q3 2009
Reconciliation of Days Claims Payable:
(1) Reserve for Claims and Other Settlements	$904.4	$934.9	$1,194.9
Less: Reserve for Claims and Other Settlements for Divested Businesses	—	—	(233.6)
Less: Capitation Payable, Provider and Other Claim Settlements and Medicare Part D	(130.0)	(155.6)	(159.2)

(2) Reserve for Claims and Other Settlements - Adjusted	$774.4	$779.3	$802.1

(3) Health Plan Services Cost	$2,134.7	$2,163.2	$2,735.0
Less: Health Plan Services Cost for Divested Businesses	—	—	(570.1)
Less: Capitation Payable, Provider and Other Claim Settlements and Medicare Part D	(804.4)	(839.0)	(791.3)

(4) Health Plan Services Cost - Adjusted	$1,330.3	$1,324.2	$1,373.6

(5) Number of Days in Period	92	91	92

= (1) / (3) * (5) Days Claims Payable - (using end of period reserve amount)	39.0	39.3	40.2
= (2) / (4) * (5) Days Claims Payable - Adjusted (using end of period reserve amount)	53.6	53.6	53.7

Health Net, Inc.

Reconciliation of Reserves for Claims and Other Settlements

($ in millions)

	Health Plan Services
	YTD 9/2010	Year 2009	Year 2008
Reserve for claims (a), beginning of period	$692.2	$957.1	$838.7

Incurred claims related to:
Current Year	3,481.9	6,422.8	6,372.2
Prior Years (c)	(63.8)	(80.0)	(8.3)

Total Incurred (b)	3,418.1	6,342.8	6,363.9

Paid claims related to:
Current Year	2,837.7	5,572.2	5,443.2
Prior Years	600.2	857.8	802.3

Total Paid (b)	3,437.9	6,430.0	6,245.5

Less: Divested businesses	—	(177.7)	—

Reserve for claims (a), end of period	672.4	692.2	957.1
Add:
Claims Payable (d)	141.9	165.6	284.8
Other (e)	90.1	93.9	96.2

Reserves for claims and other settlements, end of period	$904.4	$951.7	$1,338.1

(a)	Consists of incurred but not reported claims and received but unprocessed claims and reserves for loss adjustment expenses.
(b)	Includes medical claims only. Capitation, pharmacy and other payments including provider settlements are not included.
(c)	This line represents the change in reserves attributable to the difference between the original estimate of incurred claims for prior years and the revised estimate. In developing the revised estimate, there have been no changes in the approach used to determine the key actuarial assumptions, which are the completion factor and medical cost trend. Claims liabilities are estimated under actuarial standards of practice and generally accepted accounting principles. The majority of the reserve balance held at each quarter-end is associated with the most recent months’ incurred services because these are the services for which the fewest claims have been paid. The majority of the adjustments to reserves relate to variables and uncertainties associated with actuarial assumptions. The degree of uncertainty in the estimates of incurred claims is greater for the most recent months’ incurred services. Revised estimates for prior years are determined in each quarter based on the most recent updates of paid claims for prior years.
(d)	Includes amount accrued for litigation and regulatory-related expenses.
(e)	Includes accrued capitation, shared risk settlements, provider incentives and other reserve items.